UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
July 25, 2007
AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283

(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 687-5253
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
Signatures
Press Release dated July 25, 2007

Item 2.02 Results of Operations and Financial Condition
On July 25, 2007, Airgas, Inc. (the “Company”) reported its earnings for its first quarter ended June 30, 2007, as described in the press release attached as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Form 8-K report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Non-GAAP Measures:
The press release attached as Exhibit 99.1 contains certain financial measures that are not defined under generally accepted accounting principles (GAAP). Return on capital is a non-GAAP measure that helps investors access how effectively the Company uses the capital invested in its operations. The Company also provided forward-looking earnings per share guidance on a non-GAAP basis for the second quarter ended September 30, 2007 and fiscal 2008 that excluded a charge related to the exchange of National Welders preferred stock for Airgas common stock. The Company believes that its non-GAAP earnings guidance provides financial statement users with meaningful insight into operating trends.
The Company’s intent is to provide non-GAAP financial information to enhance investors’ understanding of the Company’s consolidated financial statements and should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits
(a)	None

(b)	None

(c)	None

(d)	Exhibits.
99.1	—	Press Release dated July 25, 2007

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.			AIRGAS EAST, INC.
(Registrant)			AIRGAS GREAT LAKES, INC. AIRGAS MID AMERICA, INC.
AIRGAS NORTH CENTRAL, INC.
AIRGAS SOUTH, INC.
BY:	/s/ Thomas M. Smyth Thomas M. Smyth Vice President & Controller		AIRGAS GULF STATES, INC. AIRGAS MID SOUTH, INC. AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

		BY:	/s/ Thomas M. Smyth

Thomas M. Smyth Vice President
DATED: July 25, 2007